www.TractorSupply.com

TRACTOR SUPPLY COMPANY ANNOUNCES 30% DIVIDEND INCREASE

Brentwood, Tennessee, May 2, 2013 - Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced that its board of directors increased the Company's quarterly cash dividend 30% to $0.26 per share of the Company's common stock, up from $0.20 per share.

The dividend will be paid on June 4, 2013, to stockholders of record as of the close of business on May 20, 2013.

Greg Sandfort, President and Chief Executive Officer, commented, “We are pleased to announce the Board's decision to increase our quarterly cash dividend for the third consecutive year. Our dividend program, initiated in 2010, is a key component of our balanced capital allocation strategy, combined with capital investments and share repurchases. These programs are designed to drive shareholder value. This 30% dividend increase reflects our Board's continued confidence in the Tractor Supply business model and our team's ability to execute the Company's long-term growth strategy.”

About Tractor Supply Company
At March 30, 2013, Tractor Supply Company operated 1,197 stores in 45 states. The Company's stores are focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, pet and small animal products, including items necessary for their health, care, growth and containment; (2) hardware, truck, towing and tool products; (3) seasonal products, including lawn and garden items, power equipment, gifts and toys; (4) maintenance products for agricultural and rural use; and (5) work/recreational clothing and footwear.

Forward Looking Statements:
As with any business, all phases of the Company's operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding the liquidity and attractiveness of the Company's common stock. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company's operations. These factors include, without limitation, general economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the mix of goods sold, purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, the ability to manage expenses, the availability of favorable credit sources, capital market conditions in general, failure to open new stores in the manner and number currently contemplated, the impact of new stores on our business, competition, weather conditions, the seasonal nature of our business, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of privacy, ongoing and potential future legal or regulatory proceedings, management of our information systems, failure to secure or develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes and results of examination by taxing authorities, the ability to maintain an effective system of internal control over financial reporting and changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.